UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2019 (July 21, 2019)
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EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	000-55764	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
8045 Lamon Avenue
Suite 410
Skokie, IL 60077
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The OTCQB Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On July 21, 2019, the Board of Directors (the “Board”) of Exicure, Inc., a Delaware corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed each of Timothy P. Walbert and Jeffrey L. Cleland to the Board, effective immediately. Each of Mr. Walbert and Dr. Cleland will serve as a Class II director of the Company, to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2021 or until his earlier death, resignation or removal.
Mr. Walbert, age 52, has served as the president, chief executive officer and director of Horizon Therapeutics plc since June 2008 and has served as its chairman since March 2010.  From May 2007 to June 2009, Mr. Walbert served as president, chief executive officer and director of IDM Pharma, Inc., a public biopharmaceutical company that was acquired by Takeda America Holdings, Inc. in June 2009.  Prior to that, Mr. Walbert served as executive vice president, commercial operations of NeoPharm, Inc., a public biopharmaceutical company.  From 2001 to 2005, he served as divisional vice president and general manager, immunology, where he led the global development and launch of the multi-indication biologic HUMIRA and divisional vice president, global cardiovascular strategy at Abbott, now AbbVie. Mr. Walbert serves as the chairman of the board of directors of Zyla Life Sciences since June 2015 and previously served on the board of Sucampo Pharmaceuticals, Inc. from October 2015 to March 2018.  He previously served on the board of directors of Raptor Pharmaceutical Corp., a public biopharmaceutical company, from 2010 to 2014 and XOMA Corporation, a public biotechnology company, from 2011 to 2017.  Mr. Walbert is co-chairman of the board of MATTER and serves on the board of directors of the Illinois Biotechnology Innovation Organization, the Biotechnology Innovation Organization, World Business Chicago and the Greater Chicago Arthritis Foundation. He is a member of the Illinois Innovation Council, the National Organization for Rare Disorders Advisory Board and serves on the Board of Trustees of Muhlenberg College.
Mr. Walbert received his bachelor of arts degree in business from Muhlenberg College. The Company believes that Mr. Walbert's significant experience in biotechnology and biopharmaceutical industries qualifies him to serve on its board of directors.
Dr. Cleland, age 54, has served as the co-founder and executive chairman of Orpheris, Inc. since July 2015 and executive chairman of Ashvattha Therapeutics LLC since 2015. He previously served as the chief executive officer, president and director of Graybug Vision, Inc. from May 2016 to September 2018 and as interim chief executive officer of GrayBug, Inc. from May 2015 to May 2016. Previously, Dr. Cleland co-founded Versartis, Inc. in 2008 and served as its chief executive officer and president from May 2009 to May 2015. Dr. Cleland also founded and served as a chief executive officer and director for Diartis Pharmaceuticals, Inc. from December 2010 to March 2013. Dr. Cleland also acted as an adjunct assistant professor at University of the Pacific, University of Kansas and University of Colorado. He holds a BS in Chemical Engineering from the University of California, Davis and a Ph.D. in Chemical Engineering from the Massachusetts Institute of Technology. The Company believes that Dr. Cleland’s significant experience in drug development and as a director and executive at various biopharmaceutical companies qualifies him to serve on its board of directors.
There are no arrangements or understandings between Mr. Walbert and any other persons, pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and Mr. Walbert or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.
There are no arrangements or understandings between Dr. Cleland and any other persons, pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and Dr. Cleland or his immediate family members that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.
Mr. Walbert and Dr. Cleland are each entitled to receive compensation and participate in the Company’s director compensation program applicable to all of the Company’s non-employee directors as described in the Company’s definitive proxy statement on Schedule 14A filed by the Company with the SEC on April 30, 2019. In accordance with such program, as of the date of their appointment, the Board determined that each of Mr. Walbert and Dr. Cleland would receive an annual cash retainer of $35,000 for serving on the Board and granted each of them a stock option to purchase 43,386 shares of common stock of the Company at an exercise price of $2.32 per share, the closing market price per share of the Company’s common stock on the OTC Markets Group on July 22, 2019, the date of grant. The options will vest in equal monthly installments over a three-year period, subject to each of Mr. Walbert’s and Dr. Cleland’s continued service on the Board. Notwithstanding the foregoing, in the event of a change in control (as defined in the 2017 Equity Incentive Plan) full accelerated vesting of the stock option will occur upon involuntary termination of the non-employee director (i) other than for cause or (ii) for good reason (as such terms are defined in the option award), in either case within the 12-month period following the change in control.

Each of Mr. Walbert and Dr. Cleland is expected to enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.4 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on February 6, 2018.
Except as set forth above, there is no other material Company plan, contract or arrangement in which Mr. Walbert or Dr. Cleland will participate in connection with their appointment.

Item 8.01    Other Events.

On July 22, 2019, the Company issued a press release announcing appointment of Mr. Walbert and Dr. Cleland to the Board. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on July 22, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2019	EXICURE, INC.

	By:	/s/ David A. Giljohann
David A. Giljohann, Ph.D.
Chief Executive Officer